Exhibit 3.2




Bylaw  Amendment  to  Article  XI-Amendments--Section  1  is  as  follows:



Article  XI-Amendments
Section 1. The Bylaws of the corporation may be created, amended, or repealed by the majority vote of the Directors of the corporation.


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